Exhibit 4.1

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Field Trip Health Ltd.
Corporate name / Dénomination sociale

1238483-3
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards
Director / Directeur

2020-10-05
Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
Field Trip Health Ltd.

2	Corporation number
Numéro de la société
1238483-3

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes the province or territory in Canada where the registered office is situated to:
La province ou le territoire au Canada où est situé le siège social est modifié pour :
ON

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Ronan Levy
Ronan Levy 416-505-0929

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Certificate of Continuance	Certificat de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Field Trip Health Ltd.
Corporate name / Dénomination sociale

1238483-3
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).	JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

Raymond Edwards
Director / Directeur

2020-10-01
Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Form 11	Formulaire 11
Articles of Continuance	Clauses de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
(CBCA) (s. 187)	(LCSA) (art. 187)

1	Corporate name
Dénomination sociale
Field Trip Health Ltd.

2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
AB

3	The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre
See attached schedule / Voir l'annexe ci-jointe

4	Restrictions on share transfers
Restrictions sur le transfert des actions
None

5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs
Min. 3 Max. 15

6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société
None

7	(1) If change of name effected, previous name
S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
Not Applicable / Sans objet
(2) Details of incorporation
Détails de la constitution
See attached schedule / Voir l'annexe ci-jointe

8	Other Provisions
Autres dispositions
See attached schedule / Voir l'annexe ci-jointe

9	Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Joseph del Moral
Joseph del Moral

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3247 (2008/04)

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)	One class of shares, to be designated as "Common Shares", in an unlimited number; and

(b)	One class of shares, to be designated as "Preferred Shares", issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

1. Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i) the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

2. Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i) the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii) subject to the provisions of the Canada Business Corporations Act, the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares.

SCHEDULE OF OTHER PROVISIONS

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.